Exhibit 99.1

Brookline Bancorp Announces Third Quarter Net Income of $11.4 Million, EPS of $0.16

Business Fundamentals Remain Strong

Loan and Deposit Growth Continues

BROOKLINE, Mass.--(BUSINESS WIRE)--October 24, 2012--Brookline Bancorp, Inc. (NASDAQ: BRKL) today reported net income of $11.4 million, or $0.16 fully diluted earnings per share (EPS), for the quarter ended September 30, 2012. Net income for the nine months ended September 30, 2012 was $25.3 million, or $0.36 fully diluted EPS, compared to $20.5 million, or $0.35 fully diluted EPS, for the first nine months of 2011.

Paul Perrault, President and Chief Executive Officer of Brookline Bancorp, Inc., stated: “Our core business fundamentals remain strong, with continued growth in loans and deposits in the third quarter. Net interest income has benefited from that growth and I’m happy to report that provisions for loan and lease losses have returned to normal levels. The second phase of our core system conversion was successful and we are looking forward to moving into our new headquarters over the weekend.”

NET INTEREST INCOME

Net interest income for the third quarter 2012 increased $3.6 million to $46.4 million from $42.8 million in the second quarter of 2012 and $27.9 million in the third quarter 2011 as a result of the acquisition of Bancorp Rhode Island. An increase of $3.1 million in interest income on loans and leases accounts for the majority of the $3.6 million increase, with an increase in investment income accounting for another $0.4 million of the increase in net interest income. Interest expense was flat for the third quarter 2012 as compared to the second quarter. Included in interest income on loans and leases is $1.4 million of periodic yield adjustments on acquired loans as required under GAAP. The remaining $1.7 million increase in interest income on loans and leases is largely driven by growth in the lending portfolios. Net interest income for the first nine months of 2012 increased to $132.8 million from $81.7 million in the first nine months of 2011.

Net interest margin for the third quarter 2012 was 4.00 percent, up from 3.81 percent at June 30, 2012. The inclusion of the $1.4 million of yield adjustments in income accounted for 14 basis points of the 19 basis-point increase in net interest margin for the third quarter 2012. The normalized net interest margin of 3.86 percent is up from 3.81 percent at June 30, 2012 largely as a result of Brookline Bancorp’s continuing efforts to maintain loan yields in a persistently challenging interest-rate environment.

BALANCE SHEET

Total assets at September 30, 2012 grew to $5.1 billion, an annualized increase of 7.2 percent from the prior quarter and 60.3 percent from September 30, 2011.

The loan and lease portfolio grew to $4.1 billion as of September 30, 2012, up 13.3 percent annualized from the prior quarter and 14.2 percent annualized from December 31, 2011, after adjustment for the $1.1 billion in loans and leases acquired from Bancorp Rhode Island, Inc., on January 1, 2012. The Company continued to benefit from strong growth in its commercial real estate and commercial loan and lease portfolios, which reached $2.8 billion, or 67.4 percent of total loans, at September 30, 2012. The commercial real estate and commercial loan and lease portfolios increased 18.1 percent annualized during the third quarter 2012 and 21.5 percent annualized for the first nine months of 2012, after adjustment for the $0.8 billion in commercial real estate and commercial loans and leases acquired from Bancorp Rhode Island, to $2.8 billion. These increases offset the annualized 4.7 percent decline from June 30, 2012 to September 30, 2012 in the indirect automobile portfolio, a decline that reflected the Company’s selectiveness in the interest rates at which it is willing to lend in a highly competitive market.

Deposits of $3.6 billion at September 30, 2012 were up 5.3 percent annualized from June 30, 2012 and 63.7 percent from September 30, 2011. Core deposits, which increased from 70.2 percent to 70.8 percent of deposits quarter-to-quarter, increased 8.7 percent annualized in the third quarter 2012. Demand checking accounts grew at an annualized rate of 32.3 percent during the quarter ended September 30, 2012. Total borrowings increased 17.2 percent on an annualized basis to $0.8 billion at September 30, 2012.

Cash and cash equivalents were $76.3 million as of September 30, 2012 as compared to $217.1 million as of June 30, 2012, a decrease that reflects the redeployment of cash to fund loan growth and security reinvestment efforts to reduce further pre-payment risk. As a result, investment securities available-for-sale of $466.8 million increased 21.4 percent from June 30, 2012 to September 30, 2012, with total investment securities at 10.6 percent of total assets.

Stockholders’ equity to total assets was 11.97 percent at September 30, 2012. The tangible stockholders' equity to tangible assets ratio remained relatively constant at 9.08 percent at September 30, 2012 when compared with 9.07 percent at June 30, 2012 and declined from 14.49 percent at September 30, 2011 as a result of the Brookline Bancorp’s acquisition of Bancorp Rhode Island.

NON-INTEREST INCOME

Non-interest income was $3.8 million for the third quarter 2012, down $0.9 million from the second quarter 2012, in part, as a result of the Company waiving certain deposit fees during the month of the core system conversion and, in part, as a result of a reduction of late fee income on several large loans that paid off during the quarter. Additionally, gains on sales of investment securities in the third quarter decreased $0.8 million as compared to the second quarter, which included $0.8 million of gains on sales of investment securities in connection with a partial restructuring of the investment portfolios. Non-interest income was $12.1 million for the first nine months of 2012, up $8.5 million from the first nine months of 2011. The growth in the first nine months of 2012 was primarily driven by $7.9 million of non-interest income attributable to Bancorp Rhode Island.

NON-INTEREST EXPENSE AND TAX PROVISION

Non-interest expense of $30.4 million in the third quarter 2012 increased $1.8 million from the second quarter 2012 and $13.4 million from the third quarter 2011. The increase from third quarter 2011 to third quarter 2012 reflects the Company’s acquisition of Bancorp Rhode Island. Although compensation expense increased $0.9 million in the third quarter 2012, it remained consistent with compensation expense as reported in the first quarter 2012 despite business and infrastructure growth. This increase in compensation quarter-to-quarter was offset by a decrease of $0.6 million in professional services and a $0.3 million decline in FDIC insurance premiums quarter-to-quarter. Equipment and data processing expense for the quarter ended September 30, 2012 increased $0.4 million, largely as a result of software license termination fees. Other non-interest expense increased $1.3 million on a linked quarter basis reflecting operating expenses related to the Company’s continued migration to standardized operating and financial reporting platforms.

The tax provision benefited, in part, from the inclusion of approximately $0.3 million in additional federal tax credits for the refurbishment of the Company’s new headquarters.

ASSET QUALITY

Asset quality remains strong. Nonperforming loans and leases increased slightly from $21.1 million at June 30, 2012 to $21.3 million at September 30, 2012. However, due to growth in the loan and lease portfolio, the ratio of nonperforming loans to total loans and leases decreased slightly from 0.52 percent at June 30, 2012 to 0.51 percent at September 30, 2012. Nonperforming assets at September 30, 2012 totaled $23.7 million or 0.47 percent of total assets, down from $23.8 million, or 0.48 percent of total assets, at June 30, 2012.

The provision for loan and lease losses was $3.0 million for the third quarter 2012, down from $6.7 million in the second quarter 2012, and up from $0.9 million in the third quarter 2011. Net charge-offs for the third quarter 2012 were $1.5 million, or 0.15 percent of average loans and leases on an annualized basis, compared to $3.7 million, or 0.37 percent of average loans and leases, in the second quarter 2012, and $0.6 million, or 0.09 percent of average loans and leases, for the third quarter 2011.

The allowance for loan and lease losses was $38.9 million at September 30, 2012, compared to $37.4 million at June 30, 2012 and $31.1 million at September 30, 2011. The allowance for loan and lease losses as a percent of total originated and acquired loans and leases was 0.94 percent at September 30, 2012, compared to 0.93 percent at June 30, 2012 and 1.17 percent at September 30, 2011. The allowance for loan and lease losses as a percent of originated loans and leases was 1.30 percent at September 30, 2012, as compared to 1.33 percent at June 30, 2012.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.085 per share. The dividend will be paid on November 23, 2012, to shareholders of record on November 9, 2012.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 pm eastern time on Thursday, October 25, 2012 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 877-317-6789 (United States) or 412-317-6789 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for playback is 10019385. The call will be available live or in a recorded version on the Company’s website under “Investor Relations” at www.brooklinebank.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with approximately $5.1 billion in assets and 44 branches throughout Massachusetts and Rhode Island, is headquartered in Brookline, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank. The Company provides commercial and retail banking services, and cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.fnbi.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with GAAP as set forth by the FASB in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as net earnings from operations, tangible book value per common share and tangible stockholders’ equity to tangible assets. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

		As of and for the Three Months Ended September 30,		As of and for the Nine Months Ended September 30,
		2012	2011	2012	2011
		(In Thousands Except Per Share Data)

Earnings Data:
Net interest income		$46,411	$27,948	$132,805	$81,686
Provision for credit losses		2,862	891	12,787	2,789
Non-interest income		3,785	928	12,101	3,572
Non-interest expense		30,436	17,009	91,507	46,405
Income before income taxes		16,898	10,976	40,612	36,064
Net income attributable to Brookline Bancorp, Inc.		11,401	6,275	25,279	20,543

Performance Ratios:
Net interest margin (1)		4.00%	3.74%	3.88%	3.75%
Interest rate spread (1)		3.83%	3.48%	3.70%	3.48%
Return on average assets		0.90%	0.80%	0.68%	0.91%
Return on average stockholders' equity		7.53%	5.00%	5.63%	5.48%

Per Common Share Data:
Net income — Basic		$0.16	$0.11	$0.36	$0.35
Net income — Diluted		0.16	0.11	0.36	0.35
Cash dividends declared		0.085	0.085	0.255	0.255
Book value per share (end of period)		8.61	8.48	8.61	8.48
Tangible book value per share (end of period)		6.32	7.60	6.32	7.60
Stock price (end of period)		8.82	7.71	8.82	7.71

(1) Calculated on a fully tax-equivalent basis.

	At or for the Three Months Ended
	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
	(Dollars in Thousands)
Balance Sheet:
Total assets	$5,061,444	$4,972,381	$4,877,124	$3,299,013	$3,157,498
Total loans and leases	4,146,315	4,013,129	3,935,518	2,720,821	2,662,076
Total deposits	3,568,016	3,521,206	3,459,333	2,252,331	2,179,605
Brookline Bancorp, Inc. stockholders’ equity	605,962	598,865	597,531	503,602	501,890

Asset Quality:
Nonperforming assets	$23,675	$23,831	$14,648	$8,796	$10,486
Nonperforming assets as a percentage of total assets	0.47%	0.48%	0.30%	0.27%	0.33%
Allowance for loan and lease losses	$38,913	$37,431	$34,428	$31,703	$31,128
Allowance for loan and lease losses as a percentage
of total loans and leases	0.94%	0.93%	0.87%	1.17%	1.17%
Net loan and lease charge-offs	$1,539	$3,675	$522	$267	$610
Net loan and lease charge-offs as a percentage
of average loans and leases (annualized)	0.15%	0.37%	0.05%	0.04%	0.09%

Capital Ratios:
Stockholders’ equity to total assets	11.97%	12.04%	12.25%	15.27%	15.90%
Tangible stockholders’ equity to tangible assets	9.08%	9.07%	9.18%	13.93%	14.49%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
	(In Thousands Except Share Data)
ASSETS
Cash and due from banks	$41,617	$118,411	$88,884	$56,513	$22,919
Short-term investments	34,655	98,677	44,382	49,783	82,962
Total cash and cash equivalents	76,272	217,088	133,266	106,296	105,881
Investment securities available-for-sale	466,822	384,533	461,498	217,431	253,510
Restricted equity securities	68,661	61,291	53,554	39,283	39,283
Other securities	500	500	500	-	-
Total securities	535,983	446,324	515,552	256,714	292,793
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	1,262,411	1,221,202	1,200,412	748,736	716,338
Multi-family mortgage	628,162	612,213	596,285	481,459	481,066
Construction	86,345	88,759	77,487	40,798	34,158
Total commercial real estate	1,976,918	1,922,174	1,874,184	1,270,993	1,231,562
Commercial loans and leases:
Commercial	346,744	319,867	309,338	150,895	156,402
Equipment financing	426,597	387,093	367,206	246,118	232,483
Condominium association	43,732	43,596	45,872	46,953	43,862
Total commercial loans and leases	817,073	750,556	722,416	443,966	432,747
Indirect automobile	574,279	581,063	578,622	573,350	571,705
Consumer loans:
Residential mortgage	507,856	493,074	490,812	350,213	346,983
Home equity	263,194	260,623	262,591	76,527	73,831
Other consumer	6,995	5,639	6,893	5,772	5,248
Total consumer loans	778,045	759,336	760,296	432,512	426,062
Total loans and leases	4,146,315	4,013,129	3,935,518	2,720,821	2,662,076
Allowance for loan and lease losses	(38,913)	(37,431)	(34,428)	(31,703)	(31,128)
Net loans and leases	4,107,402	3,975,698	3,901,090	2,689,118	2,630,948
Premises and equipment, net	66,814	56,248	48,908	38,495	35,859
Building held-for-sale	6,046	6,046	6,046	-	-
Deferred tax asset	27,354	25,656	24,647	12,681	11,840
Goodwill, net	137,890	137,890	138,914	45,799	46,203
Identified intangible assets, net of accumulated amortization	23,307	24,578	25,849	5,214	5,591
Other real estate owned and repossessed assets, net	2,386	2,765	2,647	1,266	2,949
Monies in escrow – Bancorp Rhode Island, Inc. acquisition	-	-	-	112,983	-
Other assets	77,990	80,088	80,205	30,447	25,434
Total assets	$5,061,444	$4,972,381	$4,877,124	$3,299,013	$3,157,498

LIABILITIES AND EQUITY
Deposits:
Demand checking accounts	$590,189	$546,036	$529,945	$225,284	$214,219
NOW accounts	183,478	185,234	181,299	110,220	116,206
Savings accounts	520,614	503,507	511,736	164,744	165,356
Money market accounts	1,231,206	1,236,967	1,174,805	946,411	875,877
Certificate of deposit accounts	1,042,529	1,049,462	1,061,548	805,672	807,947
Total deposits	3,568,016	3,521,206	3,459,333	2,252,331	2,179,605
Borrowed funds:
Advances from the FHLBB	771,110	733,394	698,671	498,570	437,974
Other borrowed funds	57,146	60,707	59,865	8,349	6,947
Total borrowed funds	828,256	794,101	758,536	506,919	444,921
Mortgagors’ escrow accounts	7,066	6,942	7,156	6,513	6,943
Accrued expenses and other liabilities	47,889	47,328	50,883	26,248	21,042
Total liabilities	4,451,227	4,369,577	4,275,908	2,792,011	2,652,511

Equity:
Brookline Bancorp, Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares
authorized; none issued	-	-	-	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized;
75,749,819 shares, 75,414,713 shares, 75,585,504 shares,
64,597,180 shares and 64,580,180 shares issued, respectively	754	754	754	644	644
Additional paid-in capital	618,176	618,184	618,031	525,171	525,012
Retained earnings, partially restricted	47,451	42,006	40,398	39,993	37,926
Accumulated other comprehensive income	3,569	1,969	2,457	1,963	2,540
Treasury stock, at cost; 5,373,733 shares	(62,107)	(62,107)	(62,107)	(62,107)	(62,107)
Unallocated common stock held by ESOP; 344,991 shares,
356,064 shares, 367,137 shares, 378,215 shares
and 401,316 shares, respectively	(1,881)	(1,941)	(2,002)	(2,062)	(2,125)
Total Brookline Bancorp, Inc. stockholders’ equity	605,962	598,865	597,531	503,602	501,890
Noncontrolling interest in subsidiary	4,255	3,939	3,685	3,400	3,097
Total equity	610,217	602,804	601,216	507,002	504,987
Total liabilities and equity	$5,061,444	$4,972,381	$4,877,124	$3,299,013	$3,157,498

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2012	2011	2012	2011
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$53,271	$34,028	$153,049	$99,438
Debt securities	1,949	1,487	6,719	4,998
Short-term investments	71	27	166	77
Marketable and restricted equity securities	103	48	291	141
Total interest and dividend income	55,394	35,590	160,225	104,654

Interest expense:
Deposits	5,375	4,971	16,355	15,003
Borrowed funds and subordinated debt	3,608	2,671	11,065	7,965
Total interest expense	8,983	7,642	27,420	22,968

Net interest income	46,411	27,948	132,805	81,686
Provision for credit losses	2,862	891	12,787	2,789
Net interest income after provision for credit losses	43,549	27,057	120,018	78,897

Non-interest income:
Fees, charges and other income	3,858	1,428	11,759	3,992
Loss from investments in affordable housing projects	(73)	(500)	(455)	(500)
Gain on sales of securities, net	-	-	797	80
Total non-interest income	3,785	928	12,101	3,572

Non-interest expense:
Compensation and employee benefits	14,664	8,091	43,125	22,295
Occupancy	2,673	1,637	7,852	4,510
Equipment and data processing	4,072	2,362	11,288	6,727
Professional services	1,932	1,406	10,939	4,055
FDIC insurance	973	478	3,123	1,236
Advertising and marketing	689	482	2,166	1,392
Amortization of identified intangible assets	1,271	443	3,886	1,193
Other	4,162	2,110	9,128	4,786
Total non-interest expense	30,436	17,009	91,507	46,194

Income before income taxes	16,898	10,976	40,612	36,275
Provision for income taxes	5,176	4,394	14,473	14,816
Net income	11,722	6,582	26,139	21,459
Less net income attributable to noncontrolling
interest in subsidiary	321	307	860	916
Net income attributable to Brookline Bancorp, Inc.	$11,401	$6,275	$25,279	$20,543

Earnings per common share:
Basic	$0.16	$0.11	$0.36	$0.35
Diluted	0.16	0.11	0.36	0.35

Weighted average common shares outstanding during the period:
Basic	69,716,283	58,640,775	69,682,741	58,627,311
Diluted	69,754,473	58,640,973	69,718,072	58,630,124

Dividends declared per common share	$0.085	$0.085	$0.255	$0.255

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	At or for the Three Months Ended
	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
	(Dollars in Thousands)
NONPERFORMING ASSETS:

Nonaccrual loans and leases:
Commercial real estate mortgage	$2,078	$2,120	$-	$-	$-
Multi-family mortgage	2,758	3,129	2,634	1,380	1,373
Construction	-	-	-	-	-
Total commercial real estate loans	4,836	5,249	2,634	1,380	1,373

Commercial	5,432	6,896	2,146	-	-
Equipment financing	3,040	2,375	1,226	1,925	1,892
Condominium association	9	11	13	15	17
Total commercial loans and leases	8,481	9,282	3,385	1,940	1,909

Indirect automobile loans	80	91	27	111	59

Residential mortgage	2,298	3,088	2,999	1,327	1,330
Home equity	988	784	299	98	98
Other consumer	49	5	10	10	11
Total consumer loans	3,335	3,877	3,308	1,435	1,439

Acquired from First Ipswich Bank	4,557	2,567	2,647	2,664	2,757
Total nonaccrual loans and leases	21,289	21,066	12,001	7,530	7,537

Other real estate owned	1,690	2,082	2,207	845	2,262
Other repossessed assets	696	683	440	421	687

Total nonperforming assets	$23,675	$23,831	$14,648	$8,796	$10,486

Restructured loans and leases not included in nonperforming assets	$6,588	$6,443	$6,692	$5,205	$3,456

Nonperforming loans and leases as a percentage of total loans and leases	0.51%	0.52%	0.30%	0.28%	0.28%
Nonperforming assets as a percentage of total assets	0.47%	0.48%	0.30%	0.27%	0.33%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:

Allowance for loan and lease losses at beginning of period	$37,431	$34,428	$31,703	$31,128	$30,847
Charge-offs	(1,807)	(3,970)	(788)	(533)	(792)
Recoveries	268	295	266	266	182
Net charge-offs	(1,539)	(3,675)	(522)	(267)	(610)
Provision for loan and lease losses	3,021	6,678	3,247	842	891
Allowance for loan and lease losses at end of period	$38,913	$37,431	$34,428	$31,703	$31,128

Allowance for loan and lease losses as a percentage of total loans and leases	0.94%	0.93%	0.87%	1.17%	1.17%

NET CHARGE-OFFS:

Commercial real estate loans	$(38)	$(40)	$(40)	$-	$30
Commercial loans and leases	1,179	3,292	263	(18)	132
Indirect automobile loans	301	225	292	278	448
Consumer loans	97	198	7	7	-
Total net charge-offs	$1,539	$3,675	$522	$267	$610

Net loan and lease charge-offs as a percentage of
average loans and leases (annualized)	0.15%	0.37%	0.05%	0.04%	0.09%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Three Months Ended
	September 30, 2012			June 30, 2012			September 30, 2011
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Short-term investments	$103,614	$71	0.27%	$71,675	$68	0.38%	$88,459	$27	0.12%
Investment securities available-for-sale (2)	418,513	1,967	1.88%	430,206	1,548	1.44%	262,085	1,494	2.28%
Restricted equity securities (2)	56,047	98	0.70%	54,583	110	0.81%	40,137	56	0.56%
Commercial real estate loans (3)	1,944,222	23,648	4.89%	1,915,314	24,391	4.95%	1,192,771	15,570	5.24%
Commercial loans (3)	378,822	6,869	7.23%	337,330	3,687	5.60%	191,256	2,330	4.85%
Equipment financing (3)	406,423	7,816	7.69%	367,550	7,670	8.08%	223,089	4,578	8.21%
Indirect automobile loans (3)	577,119	5,852	4.03%	580,678	6,033	4.18%	581,778	6,996	4.77%
Residential mortgage loans (3)	506,701	5,686	4.49%	489,688	5,445	4.45%	346,564	3,815	4.40%
Other consumer loans (3)	269,915	3,544	5.22%	266,572	3,003	4.53%	77,869	793	4.05%
Total interest-earning assets	4,661,376	55,551	4.77%	4,513,596	51,955	4.62%	3,004,008	35,659	4.75%
Allowance for loan and lease losses	(40,510)			(35,962)			(31,152)
Non-interest-earning assets	424,892			427,299			149,467
Total assets	$5,045,758			$4,904,933			$3,122,323

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$181,891	$51	0.11%	$189,118	$57	0.12%	$135,303	$59	0.17%
Savings accounts	517,068	410	0.32%	505,601	443	0.35%	165,697	250	0.60%
Money market accounts	1,239,230	2,246	0.72%	1,204,754	2,260	0.75%	858,451	1,971	0.91%
Certificates of deposit	1,049,390	2,668	1.01%	1,056,021	2,703	1.03%	813,246	2,691	1.31%
Total interest-bearing deposits (4)	2,987,579	5,375	0.72%	2,955,494	5,463	0.74%	1,972,697	4,971	1.00%
Advances from the FHLBB	757,017	3,408	1.79%	694,746	3,424	1.98%	425,177	2,661	2.48%
Other borrowed funds	57,753	200	1.38%	60,550	193	1.28%	5,718	11	0.74%
Total interest-bearing liabilities	3,802,349	8,983	0.94%	3,710,790	9,080	0.98%	2,403,592	7,643	1.26%
Non-interest-bearing demand
checking accounts (4)	572,305			542,100			188,501
Other liabilities	59,429			50,327			25,164
Total liabilities	4,434,083			4,303,217			2,617,257
Brookline Bancorp, Inc. stockholders’ equity	605,988			597,908			502,252
Noncontrolling interest in subsidiary	5,687			3,808			2,814
Total liabilities and equity	$5,045,758			$4,904,933			$3,122,323
Net interest income (tax-equivalent basis) /
Interest rate spread (5)		46,568	3.83%		42,875	3.63%		28,016	3.48%
Less adjustment of tax-exempt income		157			116			70
Net interest income		$46,411			$42,759			$27,946
Net interest margin (6)			4.00%			3.81%			3.74%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.

(2) Average balances include unrealized gains (losses) on securities available-for-sale. Equity securities include marketable equity securities and restricted equity securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.

(3) Loans on nonaccrual status are included in the average balances.

(4) Including non-interest-bearing checking accounts, the average interest rate on total deposits was 0.60%, 0.63% and 0.91% in the three months ended September 30, 2012, June 30, 2012, and September 30, 2011, respectively.

(5) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(6) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Nine Months Ended
	September 30, 2012			September 30, 2011
	Average Balance	Interest (1)	Average Yield/Cost	Average Balance	Interest (1)	Average Yield/Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Short-term investments	$98,781	$166	0.23%	$72,702	$77	0.14%
Investment securities available-for-sale (2)	447,344	6,753	2.01%	294,017	5,020	2.28%
Restricted equity securities (2)	54,893	317	0.77%	39,361	161	0.54%
Commercial real estate loans (3)	1,889,996	70,723	5.01%	1,136,722	44,922	5.29%
Commercial loans (3)	360,453	16,170	5.99%	174,887	6,308	4.82%
Equipment financing (3)	384,453	22,000	7.63%	215,786	13,366	8.26%
Indirect automobile loans (3)	577,857	18,132	4.19%	576,488	21,591	5.01%
Residential mortgage loans (3)	498,929	16,675	4.46%	332,467	11,205	4.49%
Other consumer loans (3)	269,473	9,587	4.75%	74,886	2,222	3.97%
Total interest-earning assets	4,582,179	160,523	4.68%	2,917,316	104,872	4.80%
Allowance for loan and lease losses	(34,914)			(30,340)
Non-interest earning assets	405,524			133,079
Total assets	$4,952,789			$3,020,055

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$182,441	$162	0.12%	$132,056	$166	0.17%
Savings accounts	517,168	1,351	0.35%	154,869	734	0.63%
Money market accounts	1,188,551	6,658	0.75%	801,484	5,667	0.95%
Certificates of deposit	1,064,431	8,184	1.03%	815,934	8,436	1.38%
Total interest-bearing deposits (4)	2,952,591	16,355	0.74%	1,904,343	15,003	1.05%
Advances from the FHLBB	723,934	10,502	1.94%	412,260	7,854	2.55%
Other borrowed funds	59,344	563	1.27%	8,199	111	1.82%
Total interest-bearing liabilities	3,735,869	27,420	0.98%	2,324,802	22,968	1.32%
Non-interest-bearing demand
checking accounts (4)	545,109			166,829
Other liabilities	67,793			26,136
Total liabilities	4,348,771			2,517,767
Brookline Bancorp, Inc. stockholders’ equity	598,292			499,620
Noncontrolling interest in subsidiary	5,726			2,668
Total liabilities and equity	$4,952,789			$3,020,055
Net interest income (tax equivalent basis) /
Interest rate spread (5)		133,103	3.70%		81,904	3.48%
Less adjustment of tax-exempt income		298			218
Net interest income		$132,805			$81,686
Net interest margin (6)			3.88%			3.75%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.

(2) Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities and restricted equity securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.

(3) Loans on nonaccrual status are included in the average balances.

(4) Including non-interest-bearing checking accounts, the average interest rate on total deposits was 0.62% and 0.97% in the nine months ended September 30, 2012 and 2011, respectively.

(5) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(6) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2012	2011	2012	2011
Reconciliation Table - Non-GAAP Financial Information		(Dollars in Thousands Except Share Data)

Net income attributable to Brookline Bancorp, Inc.		$11,401	$6,275	$25,279	$20,543
Add:
Merger-related expenses (after-tax)		-	487	3,972	1,411
Net earnings from operations		$11,401	$6,762	$29,251	$21,954

Earnings per common share:
Basic		$0.16	$0.12	$0.42	$0.37
Diluted		0.16	0.12	0.42	0.37

Weighted average common shares outstanding during the period:
Basic		69,716,283	58,640,775	69,682,741	58,627,311
Diluted		69,754,473	58,640,973	69,718,072	58,630,124

	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2012	Sep 30, 2011
	(Dollars in Thousands)

Brookline Bancorp, Inc. stockholders’ equity	$605,962	$598,865	$597,531	503,602	$501,890
Less:
Goodwill	137,890	137,890	138,914	45,799	46,203
Identified intangible assets	23,307	24,578	25,849	5,214	5,591
Tangible stockholders' equity	$444,765	$436,397	$432,768	$452,589	$450,096

Total assets	5,061,444	4,972,381	4,877,124	3,299,013	3,157,498
Less:
Goodwill	137,890	137,890	138,914	45,799	46,203
Identified intangible assets	23,307	24,578	25,849	5,214	5,591
Tangible assets	$4,900,247	$4,809,913	$4,712,361	$3,248,000	$3,105,704

Tangible stockholders’ equity to tangible assets	9.08%	9.07%	9.18%	13.93%	14.49%

	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011
	(Dollars in Thousands Except Per Share Data)

Tangible stockholders' equity	$444,765	$436,397	$432,768	$452,589	$450,096

Common shares issued	75,749,819	75,414,713	75,585,504	64,597,180	64,580,180
Less:
Treasury shares	5,373,733	5,373,733	5,373,733	5,373,733	5,373,733
Number of common shares outstanding	70,376,086	70,040,980	70,211,771	59,223,447	59,206,447

Tangible book value per common share	$6.32	$6.23	$6.16	$7.64	$7.60

CONTACT:
Brookline Bancorp, Inc.
Julie A. Gerschick, 617-278-6406
Chief Financial Officer and Treasurer
jgerschick@brkl.com